Exhibit 99.1

Investor Release

Investor Contact: Brett Pollack

Email: Brett.Pollack@qlik.com

Phone: 646-561-0906

Media Contact: Maria Scurry

Email: Maria.Scurry@qlik.com

Phone: 617-658-5317

Qlik Announces Third Quarter Financial Results

License revenue of $67.5 million increases 24% compared to the third quarter of 2013

Total revenue of $131.3 million increases 26% compared to the third quarter of 2013

RADNOR, Pennsylvania – October 23, 2014 - Qlik (NASDAQ: QLIK), a leader in data discovery delivering intuitive solutions for self-service data visualization and guided analytics, today announced financial results for the third quarter ended September 30, 2014.

Lars Björk, Chief Executive Officer of Qlik, stated, “I am pleased with our third quarter performance. We delivered strong revenue growth of 26% driven by the positive reception of our two product strategy and meaningful market demand for next-generation BI solutions. Our results were geographically broad-based, and we benefited from enterprise customers making larger commitments to us as well as ongoing strength across small and medium-sized businesses. With the official introduction of Qlik® Sense, we are well positioned to meet the needs of the expanded market we see for both guided analytics and governed self-service visualization.”

Financial Highlights for the Third Quarter Ended September 30, 2014

•	Total revenue for the third quarter of 2014 was $131.3 million, an increase of 26% from $104.1 million for the third quarter of 2013. License revenue for the third quarter of 2014 was $67.5 million, an increase of 24% from $54.5 million for the third quarter of 2013. Foreign currency exchange rate fluctuations from the prior year period negatively impacted total revenue by approximately 1%.

•	GAAP loss from operations for the third quarter of 2014 was ($8.6) million, compared to a GAAP loss from operations of ($3.4) million for the third quarter of 2013. GAAP net loss was ($14.4) million for the third quarter of 2014, or ($0.16) per diluted common share, compared to GAAP net income of $3.0 million, or $0.03 per diluted common share, for the third quarter of 2013.

•	Non-GAAP income from operations was $2.6 million for the third quarter of 2014, compared to non-GAAP income from operations of $6.8 million for the third quarter of 2013. Non-GAAP net income was $0.7 million for the third quarter of 2014, or $0.01 per diluted common share, compared to non-GAAP net income of $4.8 million, or $0.05 per diluted common share, for the third quarter of 2013.

•	Cash and cash equivalents as of September 30, 2014 were $242.0 million compared to $227.7 million at December 31, 2013. Net cash provided by operating activities was $17.3 million for the nine months ended September 30, 2014, as compared to $24.6 million for the nine months ended September 30, 2013.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income (loss) from operations and net income (loss) for the three and nine months ended September 30, 2014 and 2013. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Operating Highlights

•	For the third quarter of 2014, on a constant currency basis, total revenue in the Americas increased 27% over the prior year period, total revenue from Europe increased 21% over the prior year period, and total revenue from Rest of World increased 50% over the prior year period.

•	Added new customers during the third quarter of 2014 including AllianceBernstein LP, Canadian Pacific Railway Limited, Center Parcs (Operating Company) Limited, Direct Line Group, Ingram Micro UK Ltd, JBS Swift & Company, LastMinute.Com, Mission Health, Sime Darby Global Services Centre Sdn Bhd, STAR India Pvt Ltd, Suguna Foods, Topps Tiles (UK) Ltd, Tupperware Italia S.p.A., and the U.S. Department of Justice.

•	Expanded numerous customer engagements globally through our land and expand strategy including ACE Insurance Limited, Alere Inc, AmerisourceBergen, Ashland, Anheuser-Busch, Australia and New Zealand Banking Group Limited, Axpo Informatik AG, Baur Fulfillment Solutions GmbH, CaixaBank, S.A., Highland Spring Group, LUSH Fresh Handmade Cosmetics, New York Road Runners, Renault UK Ltd, Rexam Beverage Can Europe Ltd, SABMiller India, Samsung Data Systems India Pvt. Ltd, Textron Inc., Travelers, and Trident Seafoods Corp.

•	Completed 108 deals with license and first year maintenance over $100,000 in the third quarter of 2014, including 23 deals over $250,000, compared to 111 deals over $100,000, including 27 deals over $250,000 in the prior year period.

•	Continued success with our land and expand strategy with 64% of license and first year maintenance billings generated from existing customers in the third quarter of 2014, compared to 58% in the prior year period.

•	Generated 52% of license and first year maintenance billings from our indirect partner channel and 48% from our direct channel in the third quarter of 2014, compared to 59% from our indirect partner channel and 41% from our direct channel in the prior year period.

Business Outlook

Based on information available as of October 23, 2014, Qlik is issuing guidance for the fourth quarter and full year 2014 as follows:

in millions, except for per share data	Guidance Range Q4 2014
	Low End	High End
Total revenue	$176.0	$181.0

Non-GAAP income from operations[1]	$35.0	$39.0
Non-GAAP income per diluted common share[2]	$0.26	$0.30

	Guidance Range Full Year 2014
	Low End	High End
Total revenue	$550.0	$555.0

Non-GAAP income from operations[1]	$26.0	$30.0
Non-GAAP income per diluted common share[3]	$0.18	$0.22

[1]	Expectations of non-GAAP income from operations exclude stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets, and contingent consideration adjustments.
[2]	Assumes an estimated long-term effective tax rate of 30% and diluted weighted average shares outstanding of approximately 92 million.
[3]	Assumes an estimated long-term effective tax rate of 30% and diluted weighted average shares outstanding of approximately 91 million.

Qlik’s expectations of total revenue, non-GAAP income from operations and non-GAAP income per diluted common share for the fourth quarter and full year 2014 assume that foreign currency exchange rates for the fourth quarter 2014 will approximate current exchange rates.

Qlik currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking, and actual results may differ materially.

Conference Call and Webcast Information

Qlik will host a conference call on Thursday, October 23, 2014 at 5:00 p.m. Eastern Time (ET) to discuss the company’s third quarter financial results and its business outlook. To access this call, dial (877) 312-5507 (domestic) or (253) 237-1134 (international). The conference ID is 15206092. The presentation will be webcast live and available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/. Following the conference call, a replay will be available until October 26, 2014 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 15206092. An archived webcast of this conference call will also be available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Qlik uses measures of non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the headings “Reconciliation of Non-GAAP Measures to GAAP” and “Reconciliation of Non-GAAP Revenue to GAAP Revenue.” Qlik believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing Qlik’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing Qlik’s financial results with other companies in Qlik’s industry, many of which present similar non-GAAP financial measures to investors. In addition, Qlik believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its internal budgeting and operational decision making.

For the three and nine months ended September 30, 2014 and 2013, non-GAAP income (loss) from operations is determined by taking GAAP loss from operations and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments. Non-GAAP net income (loss) is determined by taking GAAP income (loss) before (provision) benefit for income taxes and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments and the result is tax affected at an estimated long-term effective tax rate of 30%. Qlik believes that the effective tax rate used in the non-GAAP net income (loss) and related per diluted common share calculations are reasonable estimates of the long-term normalized effective tax rate under its global structure. Qlik believes these adjustments provide useful information to both management and investors due to the following factors:

•	Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of Qlik’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Qlik’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Qlik’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on Qlik’s stock price and other factors that are beyond Qlik’s control and do not correlate to the operation of its business.

•	Amortization of intangible assets. A portion of the purchase price of Qlik’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, Qlik does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, management believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Contingent consideration adjustment. Qlik periodically enters into business combinations which may contain contingent consideration arrangements. At each reporting date, management remeasures these contingent consideration liabilities at fair value until the contingencies are resolved. During the three and nine months ended September 30, 2014, a charge of $0.2 million was recorded related to changes in the fair value of contingent consideration liabilities and is included in Qlik’s consolidated statement of operations. Management believes that these costs are generally non-recurring and do not correlate to the ongoing operation of its business.

To determine the revenue growth rates on a constant currency basis for the three and nine months ended September 30, 2014, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s foreign currency exchange rates.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments and assuming an estimated long-term effective tax rate of 30%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the fourth quarter 2014 will approximate current foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Qlik’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Qlik presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About Qlik

Qlik (NASDAQ: QLIK) is a leader in data discovery delivering intuitive solutions for self-service data visualization and guided analytics. Approximately 33,000 customers rely on Qlik solutions to gain meaning out of information from varied sources, exploring the hidden relationships within data that lead to insights that ignite good ideas. Headquartered in Radnor, Pennsylvania, Qlik has offices around the world with more than 1,700 partners covering more than 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the guidance provided under the heading “Business Outlook” above, statements regarding the value and effectiveness of Qlik’s products, the introduction of product enhancements or additional products and Qlik’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Qlik’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “see,” “seek,” and similar words. Qlik intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in Qlik’s business; Qlik’s ability to attract new customers and retain existing customers; Qlik’s ability to effectively sell, service and support its products; Qlik’s ability to adapt to changing licensing and go to market business models; Qlik’s ability to manage its international operations; Qlik’s ability to compete effectively; Qlik’s ability to develop and introduce new products and add-ons or enhancements to existing products; Qlik’s ability to continue to promote and maintain its brand in a cost-effective manner; Qlik’s ability to manage growth; Qlik’s ability to attract and retain key personnel; currency fluctuations that affect Qlik’s revenues and costs; Qlik’s ability to successfully integrate acquisitions into its business; the scope and validity of intellectual property rights applicable to Qlik’s products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which Qlik operates; and other risks more fully described in Qlik’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Qlik’s views as of the date of this press release. Any statements regarding Qlik’s products are intended to outline its general product direction and should not be relied on in making a purchase decision, as the development, release, and timing of any features and functionality remains at Qlik’s sole discretion. Qlik anticipates that subsequent events and developments will cause its views to change. Qlik undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Qlik’s views as of any date subsequent to the date of this press release.

© 2014 QlikTech International AB. All rights reserved. Qlik®, QlikView®, QlikTech®, and the QlikTech logos are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned herein are trademarks or registered trademarks of their respective owners.

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Qlik Technologies Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue:
License revenue	$67,476	$54,495	$188,301	$167,648
Maintenance revenue	51,755	40,723	148,489	114,859
Professional services revenue	12,053	8,882	37,224	26,148

Total revenue	131,284	104,100	374,014	308,655

Cost of revenue:
License revenue	2,165	1,454	5,456	4,624
Maintenance revenue	2,740	2,461	8,565	7,879
Professional services revenue	13,116	11,027	40,848	31,389

Total cost of revenue	18,021	14,942	54,869	43,892

Gross profit	113,263	89,158	319,145	264,763

Operating expenses:
Sales and marketing	74,110	56,273	222,564	181,700
Research and development	20,954	13,511	55,588	45,061
General and administrative	26,835	22,773	80,127	67,254

Total operating expenses	121,899	92,557	358,279	294,015

Loss from operations	(8,636)	(3,399)	(39,134)	(29,252)

Other income (expense), net:
Interest income, net	23	46	98	113
Foreign exchange gain (loss), net	(1,724)	18	(2,138)	(1,969)

Total other income (expense), net	(1,701)	64	(2,040)	(1,856)

Loss before benefit (provision) for income taxes	(10,337)	(3,335)	(41,174)	(31,108)

Benefit (provision) for income taxes	(4,028)	6,330	(9,277)	12,848

Net income (loss)	$(14,365)	$2,995	$(50,451)	$(18,260)

Net income (loss) per common share
Basic	$(0.16)	$0.03	$(0.56)	$(0.21)
Diluted	$(0.16)	$0.03	$(0.56)	$(0.21)

Weighted average number of common shares outstanding
Basic	90,064,658	88,164,897	89,677,323	87,326,863
Diluted	90,064,658	90,334,304	89,677,323	87,326,863

Stock-based compensation expense for the three and nine months ended September 30, 2014 and 2013 is included in the Unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Cost of revenue	$777	$927	$1,972	$2,225
Sales and marketing	4,760	3,472	13,066	9,707
Research and development	1,036	892	2,870	2,467
General and administrative	3,157	3,287	8,338	6,760

	$9,730	$8,578	$26,246	$21,159

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Reconciliation of non-GAAP income (loss) from operations:

GAAP loss from operations	$(8,636)	$(3,399)	$(39,134)	$(29,252)
Stock-based compensation expense	9,730	8,578	26,246	21,159
Employer payroll taxes on stock transactions	672	814	1,226	1,283
Amortization of intangible assets	704	793	2,252	1,727
Contingent consideration adjustment	170	—	170	—

Non-GAAP income (loss) from operations	$2,640	$6,786	$(9,240)	$(5,083)

Non-GAAP income (loss) from operations as a percentage of total revenue	2.0%	6.5%	-2.5%	-1.6%
GAAP loss from operations as a percentage of total revenue	-6.6%	-3.3%	-10.5%	-9.5%

Reconciliation of non-GAAP net income (loss):

GAAP net income (loss)	$(14,365)	$2,995	$(50,451)	$(18,260)
Stock-based compensation expense	9,730	8,578	26,246	21,159
Employer payroll taxes on stock transactions	672	814	1,226	1,283
Amortization of intangible assets	704	793	2,252	1,727
Contingent consideration adjustment	170	—	170	—
Income tax adjustment*	3,746	(8,385)	12,661	(10,766)

Non-GAAP net income (loss)	$657	$4,795	$(7,896)	$(4,857)

Non-GAAP net income (loss) per common share - basic	$0.01	$0.05	$(0.09)	$(0.06)

Non-GAAP net income (loss) per common share - diluted	$0.01	$0.05	$(0.09)	$(0.06)

GAAP net income (loss) per common share - basic and diluted	$(0.16)	$0.03	$(0.56)	$(0.21)

GAAP net income (loss) per common share - basic and diluted	$(0.16)	$0.03	$(0.56)	$(0.21)

Non-GAAP weighted average number of common shares outstanding - basic	90,064,658	88,164,897	89,677,323	87,326,863

Non-GAAP weighted average number of common shares outstanding - diluted	91,290,848	90,334,304	89,677,323	87,326,863

GAAP weighted average number of common shares outstanding - basic	90,064,658	88,164,897	89,677,323	87,326,863

GAAP weighted average number of common shares outstanding - diluted	90,064,658	90,334,304	89,677,323	87,326,863

*	Income tax adjustment is used to adjust the GAAP benefit (provision) for income taxes to a non-GAAP benefit (provision) for income taxes by taking GAAP loss before (provision) benefit for income taxes and adding back (1) stock-based compensation expense, (2) employer payroll taxes on stock transactions, (3) amortization of intangible assets, and (4) contingent consideration adjustment and applying an estimated long-term effective tax rate of 30%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Total revenue, as reported	$131,284	$104,100	26%	$374,014	$308,655	21%
Estimated impact of foreign currency fluctuations			1%			–1%

Total revenue constant currency growth rate			27%			20%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
License revenue, as reported	$67,476	$54,495	24%	$188,301	$167,648	12%
Estimated impact of foreign currency fluctuations			1%			0%

License revenue constant currency growth rate			25%			12%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Maintenance revenue, as reported	$51,755	$40,723	27%	$148,489	$114,859	29%
Estimated impact of foreign currency fluctuations			1%			–1%

Maintenance revenue constant currency growth rate			28%			28%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Professional Services revenue, as reported	$12,053	$8,882	36%	$37,224	$26,148	42%
Estimated impact of foreign currency fluctuations			–1%			–2%

Professional services revenue constant currency growth rate			35%			40%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Americas revenue, as reported	$52,271	$41,289	27%	$135,755	$112,519	21%
Estimated impact of foreign currency fluctuations			0%			1%

Americas revenue constant currency growth rate			27%			22%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Europe revenue, as reported	$63,157	$52,062	21%	$196,286	$163,728	20%
Estimated impact of foreign currency fluctuations			0%			–4%

Europe revenue constant currency growth rate			21%			16%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Rest of World revenue, as reported	$15,856	$10,749	48%	$41,973	$32,408	30%
Estimated impact of foreign currency fluctuations			2%			4%

Rest of World revenue constant currency growth rate			50%			34%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$241,979	$227,693
Accounts receivable, net	129,082	162,009
Prepaid expenses and other current assets	13,457	16,296
Deferred income taxes	1,886	1,886

Total current assets	386,404	407,884

Property and equipment, net	26,973	21,500
Intangible assets, net	9,310	12,695
Goodwill	19,971	21,233
Deferred income taxes	2,620	2,107
Deposits and other noncurrent assets	2,950	2,503

Total assets	$448,228	$467,922

Liabilities and stockholders’ equity
Current liabilities:
Income taxes payable	$769	$2,634
Accounts payable	7,395	5,262
Deferred revenue	92,465	98,684
Accrued payroll and other related costs	42,094	46,780
Accrued expenses	30,722	29,495
Deferred income taxes	544	544

Total current liabilities	173,989	183,399

Long-term liabilities:
Deferred revenue	4,390	3,637
Deferred income taxes	370	894
Other long-term liabilities	5,563	7,822

Total liabilities	184,312	195,752

Commitments and contingencies

Stockholders’ equity:
Common stock	9	9
Additional paid-in-capital	309,425	265,711
Retained earnings (accumulated deficit)	(47,414)	3,037
Accumulated other comprehensive income	1,896	3,413

Total stockholders’ equity	263,916	272,170

Total liabilities and stockholders’ equity	$448,228	$467,922

Qlik Technologies Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2014	2013

Cash flows from operating activities
Net loss	$(50,451)	$(18,260)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,347	5,918
Stock-based compensation expense	26,246	21,159
Excess tax benefit from stock-based compensation	(5,186)	(5,766)
Other non cash items	6,043	9,784
Changes in assets and liabilities
Accounts receivable	27,185	53,808
Prepaid expenses and other assets	1,223	(90)
Income taxes	(1,866)	(36,021)
Deferred revenues	(945)	(1,784)
Accounts payable and other liabilities	6,712	(4,132)

Net cash provided by operating activities	17,308	24,616

Cash flows from investing activities
Acquisitions, net of cash acquired	—	(4,371)
Capital expenditures	(11,228)	(7,164)

Net cash used in investing activities	(11,228)	(11,535)

Cash flows from financing activities
Proceeds from exercise of common stock options	12,282	21,219
Excess tax benefit from stock-based compensation	5,186	5,766
Payments on contingent consideration	(1,960)	(219)
Payments on line of credit	—	(1)

Net cash provided by financing activities	15,508	26,765
Effect of exchange rate on cash and cash equivalents	(7,302)	(495)

Net increase in cash and cash equivalents	14,286	39,351
Cash and cash equivalents, beginning of period	227,693	195,803

Cash and cash equivalents, end of period	$241,979	$235,154

Supplemental cash flow information:
Cash paid during the period for income taxes	$7,239	$9,908

Non-cash investing activities:
Tenant improvement allowance received under operating lease	$1,048	$—